Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amphastar Pharmaceuticals, Inc.  Amended and Restated 2005 Equity Incentive Award Plan of our report dated March 26, 2015, with respect to the consolidated financial statements of Amphastar Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

March 26, 2015